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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 8)



Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

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                (Name of Registrant as Specified in its Charter)

                        ATRIA SENIOR LIVING GROUP, INC.

                            ARV ASSISTED LIVING, INC.

                           ARVP III ACQUISITION, L.P.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

                Limited Partnership Units

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(2)      Aggregate number of securities to which transaction applies:
                8,858.807

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                $400

(4)      Proposed maximum aggregate value of transaction:
                $3,543,522.80*

(5)      Total fee paid:
                $449**

[X] Fee paid previously with preliminary materials.

* Estimated for purposes of calculating the amount of filing fee only. Transaction value was derived by multiplying 8,858.807 (the number of units of limited partnership interest of registrant outstanding as of March 24, 2004 that are not held by ARV or its subsidiaries) by $400 (the offer price).

** The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities and Exchange Act of 1934, as amended, and Fee Advisory #7 for Fiscal Year 2004 issued by the Securities and Exchange Commission on
    January 26, 2004, equals 0.012670% of the transaction valuation.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid: $253.70

    (2) Form, Schedule or Registration Statement No.: Schedule 14A

    (3) Filing Party: ARV Assisted Living, Inc., Atria Senior Living Group, Inc., and ARVP III Acquisition, LP

    (4) Date Filed: January 21, 2004
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                                                               Exhibit (a)(1)(O)


FOR IMMEDIATE RELEASE
Contact: Shari Eastwood
Telephone Number: (866) 275-3707



   ARVP III ACQUISITION, L.P. ANNOUNCES EXPIRATION OF ITS SUBSEQUENT OFFERING
     PERIOD FOR UNITS IN AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P. AND
           APPROVAL OF MERGER BY CALIFORNIA CORPORATIONS COMMISSIONER



COSTA MESA, C.A. - (BUSINESS WIRE) - June 28, 2004 - ARVP III Acquisition, L.P. (the "Purchaser") announced today that the subsequent offering period following the expiration of its offer to purchase all of the limited partnership units (other than units owned by ARV Assisted Living, Inc. or its affiliates) of American Retirement Villas Properties III, L.P., a California limited partnership (the "Partnership"), expired, as scheduled, at 11:59 p.m. Eastern time, on June 24, 2004. ARV Assisted Living, Inc., the general partner of the Partnership, directly or indirectly wholly-owns the Purchaser, and is a wholly-owned subsidiary of Atria Senior Living Group, Inc. The offer to purchase, together with the related consent solicitation, was made pursuant to the Purchaser's Offer to Purchase and Consent Solicitation Statement, dated March 24, 2004 (the "Offer to Purchase"). The same price offered in the prior offering period of $400.00 per Unit will be promptly paid for the Units tendered during the subsequent offering period. The subsequent offer was made on the same terms and was subject to the same conditions set forth in the Offer, except that Units tendered during the subsequent offering period could not be withdrawn.

As of 11:59 p.m., Eastern Time, on Thursday, June 24, 2004, approximately 60.7 Units were tendered during the subsequent offering period. Purchaser immediately accepted all Units properly tendered, as they were tendered, during the subsequent offering period and the tendering unitholders will be promptly paid. Together with the 4353.714 Units previously acquired, in accordance with the Offer, the Purchaser, together with its affiliates, owns approximately 76.2% of the total outstanding Units.

The terms and conditions of the merger of Purchaser with and into the Partnership described in the Offer to Purchase were approved and determined to be fair by the California Corporations Commissioner following a fairness hearing held on June 24, 2004. At the conclusion of the fairness hearing, the Commissioner issued a permit authorizing the merger. Pursuant to the terms and conditions of the merger which Purchaser and the Partnership intend to affect each Unit (other than units held by ARV Assisted Living, Inc. or its affiliates) not validly tendered in the offer or withdrawn or not validly tendered during the subsequent offering period will be converted into the right to receive $400 cash as more fully described in the Offer to Purchase. Purchaser has submitted a certificate of merger with the California Secretary of State. The merger will be consummated upon the filing and effectiveness of this certificate of merger. Purchaser expects the merger to close in July 2004. Following the closing of the merger, unitholders who have the right to receive $400 cash per Unit pursuant to the merger, will receive a letter of transmittal relating to the merger, and valid completion and return of the letter of transmittal is a condition for these unitholders to receive the merger consideration.


Certain statements in this press release may constitute forward-looking statements. Forward-looking statements are not guarantees of future performance or actions and involve risks and uncertainties and other factors that may cause actual results or actions to differ materially from those anticipated at the time the forward-looking statements are made. Subject to Rules 13e-3(d)(2), 13e-3(f)(i)(iii) and 13d-3(b) of the Exchange Act, neither the Purchaser nor any of its affiliates undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.